UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: March 3, 2009
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23
EX-99.1
EX-99.2

Section 8. Other Events
Item 8.01. Other Events
On March 3, 2009, Dole Food Company, Inc. will be providing certain information to eligible potential purchasers of Dole’s new senior secured notes due 2014 (the “notes”). This information includes Dole’s audited financial statements for the three years ended December 29, 2007 and the accompanying management’s discussion and analysis of financial condition and results of operations attached as Exhibit 99.1 hereto, reflecting the reclassification of our former fresh-cut flowers business as a discontinued operation (and the related reclassification of segment information) for the years 2005 through 2007. In fact, the fresh-cut flowers segment became a discontinued operation in the second quarter of fiscal 2008; the financial statements and management’s discussion and analysis attached hereto as Exhibit 99.1 were prepared in order to provide eligible potential purchasers with better comparability to fiscal 2008 results. Dole also will be providing to eligible potential purchasers of the notes the risk factors section attached hereto as Exhibit 99.2, except as indicated by added, bracketed explanatory language and except for deleted cross-references. Dole Food Company, Inc., as a voluntary filer, is not subject to Regulation FD and accordingly this information is filed under Item 8.01.
Section 9. Financial Statement and Exhibits
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:

23	Consent of Deloitte & Touche LLP.

99.1	Management’s discussion and analysis of financial condition and results of operations, and audited financial statements for the three years ended December 29, 2007; and supplementary data.

99.2	Risk Factors.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 3, 2009	Dole Food Company, Inc. Registrant

	By:	/s/ JOSEPH S. TESORIERO
Joseph S. Tesoriero
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

23*	Consent of Deloitte & Touche LLP.

99.1*	Management’s discussion and analysis of financial condition and results of operations, and audited financial statements for the three years ended December 29, 2007; and supplementary data.

99.2*	Risk Factors.

*	Filed herewith

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